POWER OF ATTORNEY


The undersigned hereby makes, constitutes and appoints each of Derek A. Bloom and Julia Marx to act severally and not jointly, as his true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his or her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to:

(1)Execute on his behalf and in his capacity as a director, officer or ten percent shareholder of Golden Telecom, Inc. a Delaware corporation ("GTI"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act 1934 (the "Exchange Act") and Form 144 in accordance with Rule 144 of the rules promulgated under the Securities Act 1933 (the "Securities Act");

(2)Perform any and all acts on his behalf which may be necessary or desirable to complete, execute and timely file any of the aforementioned forms with the United States Securities and Exchange Commission and Nasdaq; and

(3)Take any other action in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on his behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at his request, are not assuming, nor is GTI assuming, any of his responsibilities to comply with Section 16 of the Exchange Act and/or Rule 144 of the Securities Act.

The undersigned ratifies and confirms all that each such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney. Each attorney-in-fact shall have full power of substitution or revocation.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 or any successor reports with respect to securities of GTI.


IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, effective as of this 23rd day of May, 2006.




/s/ David Smyth